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     (6)    Opinion and Consent of Actuary.
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DATE:   April 23, 2001

TO:     COMPANION LIFE INSURANCE COMPANY

FROM:   Robert Hupf, FSA, MAAA
        Vice President and Actuary


RE:     ACTUARIAL OPINION
        -----------------
        Post-Effective Amendment #1 to the Registration Statement
        File No. 333-41172
        Filed April 23, 2001
        Flexible Premium Variable Universal Life Insurance Policy


This opinion is furnished in connection with the filing of Post-Effective Amendment Number 1 to the Registration Statement on Form S-6 (the "Registration Statement") of Companion Life Insurance Company of a Flexible Premium Variable Universal Life Insurance Policy ("Policy") under the Securities Act of 1933 (File No. 333-41172). The prospectus included in the Registration Statement describes the Policy. I have reviewed the Policy form and I have participated in the preparation and review of the Registration Statement exhibits relating to the Policy.


In my opinion, the illustration of death benefit, surrender value, and premium shown in the Illustration section of the prospectus included in the Registration Statement, based on the assumptions stated in the illustrations, are consistent with the provisions of the Policy. Such assumptions, including the current cost of insurance rates and other charges, are reasonable. The ages selected in the illustrations are representative of the manner in which the Policy operates.
The Policy has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear to be more favorable to prospective purchasers of Policies at the ages and in the rate classes illustrated than to prospective purchasers of Policies, for males or females, at other ages.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading Experts in the prospectus as to actuarial matters.


                                /s/ Robert Hupf

                                ROBERT HUPF, FSA, MAAA
                                Vice President and Actuary
                                Companion Life Insurance Company